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Exhibit 23.2



                           CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
CHEVRONTEXACO CORPORATION:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of CHEVRONTEXACO CORPORATION of our report dated June 15, 2001, relating to the statements of net assets available for benefits and changes in net assets available for benefits of the Employees Savings Plan of Caltex Corporation as of and for the years ended December 31, 2000 and 1999, which report appears in the Form 11-K for the year ended December 31, 2000 of the Employees Savings Plan of Caltex Corporation.

                                                              /s/ KPMG LLP
                                                              ------------
                                                              KPMG LLP


Dallas, Texas
October 30, 2001


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